SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑	Definitive Proxy Statement.
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SunCom Wireless Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of SunCom Wireless Holdings, Inc. to be held at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 3, 2006, at 8:30 a.m., local time.
      The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting.
      Please read the enclosed Notice of Annual Meeting and Proxy Statement so that you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card, even if you plan to attend the Annual Meeting.

Sincerely,

Michael E. Kalogris
Chairman and Chief Executive Officer
Berwyn, Pennsylvania
April 3, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF CLASS I DIRECTORS
AMENDMENT OF THE SUNCOM WIRELESS HOLDINGS, INC. AMENDED AND RESTATED STOCK AND INCENTIVE PLAN
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SUNCOM WIRELESS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 651-5900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 3, 2006

To the Stockholders of SunCom Wireless Holdings, Inc.:
      The Annual Meeting of the holders of Class A common stock of SunCom Wireless Holdings, Inc. will be held at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 3, 2006, at 8:30 a.m., local time, for the following purposes:

1.	To elect three Class I directors;

2.	To amend the SunCom Wireless Holdings, Inc. Amended and Restated Stock and Incentive Plan to expand the class of eligible participants to include non-employee independent contractors, consultants and advisors; and

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
      The Board of Directors has fixed March 8, 2006 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as set forth in the Proxy Statement.
      This Proxy Statement, the proxy card and our Annual Report to Stockholders are being mailed to stockholders on or about April 3, 2006.

By Order of the Board of Directors,

Charles H.N. Kallenbach
Corporate Secretary
Berwyn, Pennsylvania
April 3, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

SUNCOM WIRELESS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 651-5900

PROXY STATEMENT
2006 Annual Meeting of Stockholders

Solicitation of Proxies
      The Board of Directors of SunCom Wireless Holdings, Inc. is furnishing this Proxy Statement to solicit proxies for use at our 2006 Annual Meeting of Stockholders to be held on Wednesday, May 3, 2006, at 8:30 a.m., local time, at SunCom’s Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choices specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.
      This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of SunCom on or about April 3, 2006.
      The shares of Class A common stock represented by valid proxies we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed written proxy cards not later revoked. Voting your proxy by mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

(1)	FOR the election of the nominees for Class I directors;

(2)	FOR the amendment of the SunCom Wireless Holdings, Inc. Amended and Restated Stock and Incentive Plan (the “Stock and Incentive Plan”) to expand the class of eligible participants to include non-employee independent contractors, consultants and advisors (collectively, “independent contractors”); and

(3)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
      If any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.
Voting Securities
      We have one outstanding class of voting securities, our Class A common stock, par value $0.01 per share. As of March 8, 2006, there were 62,690,171 shares of Class A common stock outstanding. Only holders of record of shares of Class A common stock at the close of business on March 8, 2006, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.
      Each share of Class A common stock is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the shares entitled to vote generally will constitute a quorum for the transaction of business at the Annual Meeting. The Class I directors are elected by a plurality vote of all votes cast at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast by the issued and outstanding Class A common stock present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the ratification of the appointment of independent auditors. For the approval of the amendment of the Stock and Incentive Plan, the affirmative vote of a majority of the votes present in person or by proxy is required, provided that the total vote cast on the proposal represents over 50% of all shares entitled to vote on the proposal.

      Stockholders may:
      (i) cast their votes in favor of the election of the Class I directors, the amendment of the Stock and Incentive Plan or the ratification of the appointment of the independent registered public accounting firm;
      (ii) withhold authority to vote for one or more director nominees; or
      (iii) vote against the amendment of the Stock and Incentive Plan or the ratification of the appointment of our independent registered public accounting firm.
      Stockholders withholding authority or voting against any or all proposals will be deemed present at the Annual Meeting for the purpose of determining whether a quorum has been constituted and will count in the calculation of the number of votes entitled to be cast by the issued and outstanding Class A common stock present at the Annual Meeting and entitled to vote. A “broker non-vote” occurs when a nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Broker non-votes are deemed present for the purpose of determining whether a quorum has been constituted, have the effect of votes to withhold authority in connection with the election of directors, and have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm. Also, the New York Stock Exchange precludes its member organizations from giving a proxy to vote on equity compensation plans unless the beneficial owner of the shares has given voting instructions. Accordingly, with respect to approval of the amendment of the Stock and Incentive Plan, brokers who are New York Stock Exchange members do not have discretionary authority to vote shares for beneficial owners who do not provide instructions. In addition, under the New York Stock Exchange rules, approval of the amendment of the Stock and Incentive Plan requires approval by a majority of votes cast on each proposal, provided that the total vote cast on each proposal represent over 50% in interest of all securities entitled to vote on such proposal. The New York Stock Exchange takes the position that a broker-non-vote is not a “vote cast” with respect to approval of the amendment of the Stock and Incentive Plan. Accordingly, broker-non-votes have to be subtracted when determining whether the 50% in interest test has been met with respect to such proposal.
Voting by Proxy
      To vote by proxy, you must complete, sign and date the accompanying proxy card. If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.
      Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy (i) by written notice to the Corporate Secretary at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, (ii) by a later-dated proxy signed and returned by mail before the Annual Meeting, or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.
      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, such shares will be treated as broker non-votes and will have the effect discussed above under “Voting Securities.”

ELECTION OF CLASS I DIRECTORS
(Proposal No. 1)
      The Board of Directors presently consists of seven members. Our Second Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes, as nearly equal in number as possible. As a result of the recent resignation of David N. Watson from the Board of Directors, the Nominating/ Corporate Governance Committee has been actively seeking a new director to replace Mr. Watson as a Class II director. However, as of the date of this Proxy Statement, the Nominating/ Corporate Governance Committee has not found a suitable candidate to fill this vacancy. In the event the Nominating/ Corporate Governance Committee does not locate a suitable candidate, SunCom expects that the Board of Directors would be reconstituted so that one of the Class III directors would become a Class II director. Each director serves a three-year term, and one class is elected at each year’s annual meeting of stockholders. The term of the Class I directors will expire at the 2009 Annual Meeting, the term of the Class II directors will expire at the 2007 Annual Meeting, and the term of the Class III directors will expire at the 2008 Annual Meeting, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.
      Because the term of the Class I directors expires this year, stockholders will vote upon the election of three Class I directors at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated Scott I. Anderson, Arnold L. Chavkin and Arnold Sheiffer to serve as Class I directors.
      Unless otherwise directed in the proxy, the persons named in the enclosed proxy, or the persons’ substitute, will vote the proxy for the election of the nominees identified below as Class I directors for a three-year term and until their respective successors are elected and qualified. The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the nominees is unable or unwilling to serve as a director of SunCom, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Nominating/ Corporate Governance Committee.

Name	Age	Position

Present Class I Directors and Nominees for Election to Serve Until the 2009 Annual Meeting

Scott I. Anderson	47	Director
Arnold L. Chavkin	54	Director
Arnold Sheiffer	74	Director

Present Class II Director Elected to Serve Until the 2007 Annual Meeting

Mathias J. DeVito	75	Director

Present Class III Directors Elected to Serve Until the 2008 Annual Meeting

Michael E. Kalogris	56	Chairman of the Board of Directors and Chief Executive Officer
Rohit M. Desai	67	Director
Eric Haskell	59	Director and Interim Chief Financial Officer
      Michael E. Kalogris has served as Chairman of the Board of Directors and as Chief Executive Officer of SunCom since its inception. Mr. Kalogris was previously the Chairman of Triton Cellular Partners, L.P., which specialized in acquiring and operating rural cellular properties. The assets of Triton

Cellular Partners, L.P. were sold in 2000 for approximately $1.24 billion. Prior to Triton Cellular Partners, L.P., Mr. Kalogris was President and Chief Executive Officer of Horizon Cellular Group, which he joined on October 1, 1991. Under Mr. Kalogris’ leadership, Horizon Cellular Group became the fifth-largest independent cellular company in the United States, specializing in suburban markets and small cities encompassing approximately 3.2 million potential customers and was sold for approximately $575.0 million. Prior to joining Horizon Cellular Group, Mr. Kalogris served as President and Chief Executive Officer of Metrophone, a cellular carrier in Philadelphia, the nation’s fifth-largest market. Mr. Kalogris is a member of the board of directors of the Cellular Telecommunications Industry Association and serves on its Executive Committee. He is also a member of the advisory board of Waller Capital Media Partners and the board of directors of Paoli Hospital.
      Rohit M. Desai has served as a Director of SunCom since May 2002. Mr. Desai has been Chairman of the Board and President of Desai Capital Management Incorporated, a registered investment advisor, since 1984. He also serves as a director of Finlay Enterprises, Inc., Sitel Corporation and Independence Community Bank.
      Scott I. Anderson has served as a Director of SunCom since February 1998. He is currently a member of the board of directors of Wireless Facilities, Inc., an observer to the board of directors of Telephia, Inc. and a principal of Cedar Grove Partners, LLC and Cedar Grove Investments. He was a director of TeleCorp PCS until its merger into AT&T Wireless Services, Inc. in February 2002, and an observer to the Board of Callvision, Inc. until its merger with Verisign, Inc. in January 2006. Mr. Anderson was previously Senior Vice President for Acquisitions and Development at AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc., which he joined in 1986, and a director of Horizon Cellular Group.
      Arnold L. Chavkin has served as a Director of SunCom since February 1998. Mr. Chavkin was previously a member of the advisory board of Triton Cellular Partners, L.P. and is currently a director of Brand Services, Inc., Crown Media Holdings, Inc., Encore Acquisition Company, Latigo Petroleum, Inc., Jetro JMDH Holdings, Inc., Noble Environmental Power, LLC and Vexco International Limited. Mr. Chavkin is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). He participates in the general management of the firm, as well as having specific responsibility for overseeing the International and Industrial Growth activities and certain other investment focus areas for J.P. Morgan Partners, LLC. Prior to joining Chase Capital Partners, he was a member of Chemical Bank’s merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry.
      Mathias J. DeVito has served as a Director of SunCom since August 2003. Mr. DeVito was Chairman Emeritus of The Rouse Company until its acquisition by General Growth Property in November 2004. The Rouse Company owned and operated office and industrial buildings and large scale community developments across the United States. Mr. DeVito joined The Rouse Company as Senior Vice President and General Counsel in 1970, in that same year, he became Executive Vice President and Chief Operations Officer. In 1973, he was elected President, and in 1979, he was elected Chief Executive Officer of The Rouse Company. In 1984, he assumed the additional post of Chairman of the Board. In 1995, Mr. DeVito retired as the Chief Executive Officer, and in 1997, he stepped down as the Chairman of the Board of The Rouse Company. Prior to joining the Rouse Company, Mr. DeVito was the Assistant Attorney General of Maryland from 1963 through 1964 and a partner in the law firm of Piper & Marbury, now known as DLA Piper Rudnick Gray Cary, from 1965 through 1970. Mr. DeVito also serves as a director of Mars Super Markets and Sitel Corporation, and is Chairman of the Advisory Boards of certain investment funds affiliated with Desai Capital Management. He is also a member of the Board of Trustees of the Maryland Institute, College of Art and of the Adirondack Museum.
      Eric Haskell has served as a Director of SunCom since November 2003 and as Interim Chief Financial Officer since December 2005. In 2004, Mr. Haskell retired as Executive Vice President and Chief Financial Officer of Systems & Computer Technology Corporation (SCT) where he served since 1989. SCT, now a wholly owned subsidiary of Sungard Data Systems, is a global provider of technology solutions for colleges and universities. Prior to joining SCT in 1989 as Vice President and Chief Financial Officer, he was Chief Financial Officer for Williams Holdings, Inc., which he joined in 1986 and Transamerica Delaval which he joined in 1976. Mr. Haskell previously was a manager with Ernst & Ernst, now known as Ernst & Young. He also serves as a director of Metropolitan Health Networks, Inc., eMoneyadvisor and the Philadelphia Ronald McDonald House.
      Arnold Sheiffer has served as a Director of SunCom since May 2004. Mr. Sheiffer was the Chairman of Petry Media Corporation from 2001 through 2004. Prior to joining Petry Media Corporation, Mr. Sheiffer served as a Managing Director of Sandler Capital Management in 2000, Chairman and Chief Executive Officer of SmartRoute Systems, Inc. from 1999 through 2000 and Chief Financial Officer and Chief Operating Officer of Katz Media from 1990 through 1994. He also serves as a director of GoldenTree Asset Management, James Cable and Interep National Radio Sales.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
Security Ownership of Management and Certain Beneficial Owners
      The following table sets forth, as of March 8, 2006, the number of shares of Class A common stock beneficially owned by (i) each current director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table on page 16 of this proxy statement, (iv) all current directors and executive officers as a group, and (iv) each of SunCom’s stockholders who, based on SunCom’s records, was known to SunCom to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Class A common stock.

	Number of		Percentage of
	Voting Shares		Voting Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned		Beneficially Owned

Michael E. Kalogris	3,459,339	(6)	5.5%
William A. Robinson	503,564	(7)	*
Daniel E. Hopkins	228,985	(8)	*
Laura Shaw-Porter	178,377	(9)	*
Charles H.N. Kallenbach	121,789	(10)	*
Emilio Echave	120,000	(11)	*
Raul Burgos	120,000	(12)	*
David D. Clark	576,249		*
Scott I. Anderson	100,143	(13)	*
Arnold L. Chavkin(2)	39,500	(14)	*
Rohit M. Desai(3)	98,750	(15)	*
Mathias J. DeVito	62,000	(16)	*
Eric Haskell	60,000	(17)	*
Arnold Sheiffer	70,000	(18)	*
J.P. Morgan Partners (23A SBIC), L.P.(2)	9,058,407		14.4
Desai Capital Management Incorporated(3)	9,177,409	(19)	14.6
Goldman Sachs Group, Inc.(4)	5,911,676		9.4
Dimensional Fund Advisors Inc.(5)	4,207,500		6.7
All directors and executive officers as a group (13 persons)	5,162,447		8.2%

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o SunCom Wireless Management Company, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

(2)	Mr. Chavkin is an Executive Vice President of the managing member of J.P. Morgan Partners (23A SBIC), L.P. and the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC. Mr. Chavkin disclaims beneficial ownership of any shares held by J.P. Morgan Partners (23A SBIC), L.P., except to the extent of his pecuniary interest therein. The address of J.P. Morgan Partners (23A SBIC), L.P. is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, 39th Floor, New York, New York 10020. In addition to the shares of Class A common stock listed in the table, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. hold 7,549,104 shares and 376,995 shares, respectively, of Class B non-voting common stock, which constitutes all of the outstanding shares of Class B non-voting common stock. The Class B non-voting common stock is convertible on a one-for-one basis into shares of Class A common stock, provided that J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. can only convert their shares at a time when they are not an affiliate of SunCom or upon sale to a person that is not an affiliate of SunCom. If J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. converted all of their shares of Class B non-voting common stock into Class A common stock, such shares would represent 11.2% of the outstanding shares of Class A common stock. J.P. Morgan Partners (23A SBIC) L.P., J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. are subsidiaries of J.P. Morgan Chase & Co.

(3)	Mr. Desai is Chairman of the Board and President of Desai Capital Management Incorporated. Mr. Desai disclaims beneficial ownership of any shares held by such entity. The address of Desai Capital Management Incorporated is 410 Park Avenue, New York, New York 10022.

(4)	The information contained in the table and these footnotes with respect to Goldman Sachs Group, Inc. is based solely on a filing on Schedule 13G filed with the Securities and Exchange Commission on February 2, 2006 reporting beneficial ownership as of December 31, 2005. The business address of the reporting party is 85 Broad Street New York, New York 10004.

(5)	The information contained in the table and these footnotes with respect to Dimensional Fund Advisors Inc. is based solely on a filing on Schedule 13G reporting beneficial ownership filed with the Securities and Exchange Commission on February 6, 2006. The business address of the reporting entity is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)	Includes 63,177 shares of Class A common held under an amended and restated common stock trust agreement for management employees and independent directors, of which Mr. Kalogris is trustee. Of the remaining 3,396,162 shares of Class A common stock reported in the table, 682,500 shares are subject to forfeiture in accordance with Mr. Kalogris’ employment agreement.

(7)	Of the 503,564 shares of Class A common stock reported in the table, 370,001 shares are subject to forfeiture according to the terms of Mr. Robinson’s employment agreement.

(8)	Of the 228,985 shares of Class A common stock reported in the table, 90,000 shares are subject to forfeiture according to the terms of Mr. Hopkins’ employment agreement.

(9)	Of the 178,377 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of award agreements between SunCom and Ms. Shaw-Porter.

(10)	Of the 121,789 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of award agreements between SunCom and Mr. Kallenbach.

(11)	Of the 120,000 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of award agreements between SunCom and Mr. Echave.

(12)	Of the 120,000 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of award agreements between SunCom and Mr. Burgos.

(13)	Of the 100,143 shares of Class A common stock reported in the table, 37,000 shares are subject to forfeiture according to the terms of award agreements between SunCom and Mr. Anderson.

(14)	Of the 39,500 shares of Class A common stock reported in the table, 39,500 shares are subject to forfeiture according to the terms of award agreements between SunCom and Mr. Chavkin.

(15)	Of the 98,750 shares of Class A common stock reported in the table, 39,500 shares are subject to forfeiture according to the terms of award agreements between SunCom and Mr. Desai.

(16)	Of the 62,000 shares of Class A common stock reported in the table, 30,000 shares are subject to forfeiture according to the terms of an award agreement dated between SunCom and Mr. DeVito.

(17)	Of the 60,000 shares of Class A common stock reported in the table, 30,000 shares are subject to forfeiture according to the terms of an award agreement between SunCom and Mr. Haskell.

(18)	Of the 70,000 shares of Class A common stock reported in the table, 30,000 shares are subject to forfeiture according to the terms of an award agreement between SunCom and Mr. Sheiffer.

(19)	Consists of 4,936,832 shares of Class A common stock held by Private Equity Investors III, L.P. and 4,240,577 shares of Class A common stock held by Equity-Linked Investors-II, each an affiliate of Desai Capital Management Incorporated. The address for Private Equity Investors III, L.P. and Equity-Linked Investors-II is c/o Desai Capital Management Incorporated, 410 Park Avenue, New York, New York 10022.
Board of Directors
      The Board of Directors met ten times in 2005. All of the members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served.
      The Board of Directors has affirmatively determined that each of Messrs. Anderson, Chavkin, Desai, DeVito and Sheiffer have no relationship with SunCom that would interfere with the exercise of such director’s independence from SunCom and its management and meets all other criteria of independence under the listing standards of the New York Stock Exchange. In accordance with the listing standards of the New York Stock Exchange, the Board examined relevant facts and circumstances of transactions and relationships between SunCom or its management and directors or their affiliates and among directors and their affiliates, including the fact that Mr. Anderson is a director of certain companies that transact business with SunCom and those relationships reported under “Certain Relationships and Related Transactions.” The Board also considered shares beneficially owned by each of the directors, as set forth under “Security Ownership of Management and Certain Beneficial Owners,” although the Board generally believes that stock ownership tends to further align a director’s interests with those of SunCom’s other stockholders. The purpose of this review was to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent.
      Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his duties, including by attending the annual meeting of stockholders, the Board of Directors and the Committees of the Board of Directors of which he is a member. All seven current members of the Board of Directors attended the 2005 Annual Meeting.
      SunCom’s independent directors regularly meet in executive session as required by the rules of the New York Stock Exchange. The presiding director at these “executive session” meetings rotates among the independent directors in alphabetical order.
Stockholder Communications
      Any stockholder may communicate with the Board of Directors and its committees. The Board of Directors has established the following system to receive, track and respond to communications from stockholders addressed to SunCom’s Board of Directors, its committees and its members.
      Any stockholder may address his or her communication to the Board of Directors, the independent directors, a committee of the Board or an individual Board member by sending a communication addressed to the recipient group or individual, care of SunCom Wireless Holdings, Inc. Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312. Depending on the subject matter of the communication, it may be forwarded to the director(s) to whom it is addressed, handled directly by management, or not forwarded if it is primarily commercial in nature, if it relates to an improper or irrelevant topics or if it requires investigation to verify its content. Communications regarding accounting, internal controls over financial reporting or auditing matters will be delivered to and reviewed by the Audit Committee.
      In addition, stockholders who prefer to send communications to the Board of Directors and its committees via e-mail can send the communication to bod@suncom.com. In addition to the Corporate Secretary, each board member has access to this e-mail address to review communications sent by stockholders of SunCom.
Code of Conduct
      SunCom has a Professional and Business Code of Conduct, which covers all directors, officers and employees. A copy of this code of conduct is available on SunCom’s website, at www.suncomwireless.net, or a printed copy can be obtained by writing to SunCom Wireless Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.
      SunCom has also adopted a Code of Ethics for Senior Financial Officers, which applies to our chief executive officer, our chief financial officer and our principal accounting officer and controller. A copy of this code of ethics is available on SunCom’s website, at www.suncomwireless.net, or a printed copy can be obtained by writing to SunCom Wireless Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312. Any amendments to this code of ethics, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on SunCom’s website.
Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines that cover areas such as director responsibilities and qualifications, management succession and Board committees. A copy of our Corporate Governance Guidelines is available on SunCom’s website, at www.suncomwireless.net, or a printed copy can be obtained by writing to SunCom Wireless Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.
Audit Committee of the Board of Directors
      General
      The Audit Committee met seven times in 2005. The current members of the Audit Committee are Mr. Anderson, as chairman, Mr. DeVito and Mr. Sheiffer. Each member of the Audit Committee has been found by the Board of Directors to have no relationship with SunCom that would interfere with the exercise of their independence from SunCom and its management, and meets all other criteria of independence under the listing standards of the New York Stock Exchange and Rule 10A-3 promulgated by the Securities and Exchange Commission. The Board of Directors has determined that Arnold Sheiffer qualifies as an audit committee financial expert, as defined by Securities and Exchange Commission rules.
      The functions of the Audit Committee include: appointment of SunCom’s independent registered public accounting firm; reviewing SunCom’s financial statements on a quarterly basis; reviewing with the independent registered public accounting firm and SunCom’s internal auditors their annual audit plans; reviewing management’s plans for engaging the independent registered public accounting firm to perform management advisory services; discussing with management, the independent registered public accounting firm and the internal auditors the adequacy of SunCom’s internal controls and financial reporting process; monitoring significant accounting and reporting issues; and monitoring compliance with SunCom’s policies relating to ethics and conflicts of interest. Both our independent registered public accounting firm and our internal auditors have unrestricted access to the Audit Committee, including the opportunity to meet with the Audit Committee alone.
      The Audit Committee utilizes a policy pursuant to which the audit, audit-related and permissible non-audit services to be performed by the independent registered public accounting firm are pre-approved prior to the engagement to perform such services. Prior to the Audit Committee’s regular meeting in May of each year, the independent registered public accounting firm will submit engagement letters and proposed fees for annual audit services to be performed that year. Pre-approval for other audit and permitted non-audit services is generally provided on an quarterly basis, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. In accordance with this pre-approval policy, the independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm and the fees for the services performed to date. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee, and any approvals made pursuant to this delegated authority will be reported to the Audit Committee at its next meeting.
      Audit Committee Report
      The Audit Committee operates under a written charter adopted by the SunCom Board of Directors, a copy of which is available on SunCom’s website, at www.suncomwireless.net.
      Management is responsible for SunCom’s internal control over financial reporting and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SunCom’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees).
      SunCom’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee discussed with the independent registered public accounting firm such firm’s independence.
      Based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s assessment of internal controls over financial reporting in SunCom’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
      The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to SunCom is compatible with maintaining the independence of PricewaterhouseCoopers LLP and determined that the provision of such services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee has approved PricewaterhouseCoopers LLP as SunCom’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Scott I. Anderson
Mathias J. DeVito
Arnold Sheiffer
      Audit Fees
      The aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $1,085,100 and $859,400 in 2004 and 2005, respectively. The fees incurred in 2004 were comprised of $1,038,600 of billings for the audit of SunCom’s annual financial statements and internal control over financial reporting and the reviews of SunCom’s quarterly financial statements and $46,500 of billings for services provided in connection with documents filed with the Securities and Exchange Commission. The fees incurred in 2005 were comprised of $847,500 of billings for the audit of SunCom’s annual financial statements and internal control over financial reporting, the reviews of SunCom’s quarterly financial statements and the audit of required statutory financial statements and $11,900 of billings for services provided in connection with documents filed with the Securities and Exchange Commission.
      Audit-Related Fees
      The aggregate fees billed for audit-related services rendered by PricewaterhouseCoopers LLP were $413,335 and $96,000 in 2004 and 2005, respectively. The fees incurred in 2004 were for the audit of a business acquired in 2004 and the audit of SunCom’s 401(k) plan. The fees incurred in 2005 related to an asset sale and due diligence audit workpaper review.
      Tax Fees
      PricewaterhouseCoopers LLP did not provide tax services to SunCom in either 2004 or 2005.
      All Other Fees
      The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above under “Audit Fees” and “Audit-Related Fees” were $15,000 and $3,000 in 2004 and 2005, respectively. The fees in 2004 were incurred for a workforce benchmarking report. The fees in 2005 were incurred for the licensing of a proprietary on-line accounting research library.
      None of the non-audit services provided by PricewaterhouseCoopers LLP in 2004 or 2005 were pre-approved pursuant to the “de minimis” exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.
Nominating/ Corporate Governance Committee of the Board of Directors
      The Nominating/ Corporate Governance Committee met five times in 2005. The members of the Nominating/ Corporate Governance Committee are Mr. Desai, as chairman, Mr. Chavkin and Mr. Anderson, each of whom is independent, as defined by the current listing standards of the New York Stock Exchange. The Nominating/ Corporate Governance Committee operates pursuant to a written charter, a copy of which is available at on SunCom’s website, at www.suncomwireless.net.
      The functions of the Nominating/ Corporate Governance Committee include considering candidates to serve as members of the Board of Directors and nominating qualified persons for election at the annual meeting of stockholders. The Nominating/ Corporate Governance Committee will consider nominees recommended by stockholders who follow the procedures set forth in SunCom’s bylaws. For more information, see “Submission of Stockholder Proposals” below. The Nominating/ Corporate Governance Committee will identify individuals qualified to become members of the Board of Directors and recommend candidates to fill new or vacant positions. In recommending such candidates, the Nominating/ Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board of Directors and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. All potential director candidates, regardless of source, are reviewed under the same process.
      To date, no stockholder or group of stockholders owning more than 5% of SunCom’s Class A common stock for at least one year has put forth any director nominees. The Nominating/ Corporate Governance Committee, however, is responsible for considering and making recommendations to the Board concerning director nominees by stockholders. Stockholders wishing to nominate a director should follow SunCom’s nominating process set forth above and more fully described in SunCom’s bylaws. The

Nominating/ Corporate Governance Committee would evaluate director nominees proposed by stockholders in the same manner that all director nominees are evaluated.
Compensation Committee of the Board of Directors
      General
      The Compensation Committee met six times in 2005. The members of the Compensation Committee are Mr. Chavkin, as chairman, Mr. Desai, Mr. DeVito and Mr. Sheiffer, each of whom is independent, as defined by the current listing standards of the New York Stock Exchange. The Compensation Committee operates pursuant to a written charter, a copy of which is available on SunCom’s website, at www.suncomwireless.net.
      The functions of the Compensation Committee include: overseeing the administration of SunCom’s compensation policies and practices; establishing and administering the compensation plans of members of senior management and authorizing any adjustments thereto; administering SunCom’s Stock and Incentive Plan and authorizing all awards granted thereunder; and reporting annually to the stockholders of SunCom on matters concerning the compensation of executives of SunCom.
      Compensation Committee Report on Executive Compensation
      The Compensation Committee consists of four non-employee directors. The Compensation Committee regularly reviews SunCom’s executive compensation policies and practices and establishes the salaries of executive officers.
      Executive Compensation Policy. The Compensation Committee’s executive compensation policy is founded on principles that guide SunCom in establishing all of its compensation programs. SunCom designs compensation programs to attract, retain and motivate highly talented individuals at all levels of the organization. In addition, the programs are designed to be cost-effective and to treat all employees fairly. To that end, all programs, including those for executive officers, share these characteristics:

•	Compensation is based on the level of job responsibility, individual performance and SunCom’s performance. Members of senior management have a greater portion of their pay based on SunCom’s performance than other employees.

•	Compensation also reflects the value of the job in the marketplace. To retain its highly skilled work force, SunCom strives to remain competitive with the pay of other highly respected employers who compete with SunCom for talent.

•	To align the interests of employees with those of stockholders, SunCom provides employees at all levels of the organization the opportunity for equity ownership through various SunCom programs. In addition, executive officers and other key employees have the opportunity to build more substantial equity ownership through SunCom’s stock plans.

•	Compensation programs are developed and administered to foster the long-term focus required for success in the wireless communications industry.
      The Compensation Committee believes that SunCom’s executive compensation program reflects the principles described above and provides executives strong incentives to maximize SunCom’s performance and, therefore, enhance stockholder value. The program consists of both annual and long-term components. The Compensation Committee believes that the executive compensation program should be considered as a whole in order to properly assess whether it is attaining its objectives.
      In establishing total compensation, the Compensation Committee considers various measures of SunCom’s historical and projected performance, including revenues, operating results, new market launches, meeting network build-out schedules and cost budgets and implementation of information technology services. This data forms the basis for the Compensation Committee’s assessment of the overall performance and prospects of SunCom that underpin the Compensation Committee’s judgment in establishing total compensation ranges.

      SunCom also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants is intended to provide additional assurance that SunCom’s programs are reasonable and appropriate to SunCom’s objectives.
      Components to Executive Compensation.

•	Annual Cash Compensation. Annual cash compensation for executives in 2005 consisted of two components: base salary and a cash bonus.
        Base salaries and cash bonuses are determined with reference to SunCom and individual performance for the previous year, internal relativity and market conditions, including pay at wireless communications companies of like size and stature to SunCom and general inflationary trends. Assessment of individual performance includes considerations of a person’s impact on financial performance as well as judgment, creativity, effectiveness in developing subordinates and a diverse organization and contributions to improvement in the quality of SunCom’s products, services and operations.
        Cash bonuses are generally paid based on predetermined annual goals. For 2005, these goals included company performance against predetermined company operating metrics (such as net subscriber additions and Adjusted EBITDA (net loss plus net interest expense, income taxes, depreciation and asset disposal, amortization adjusted for other expense and non-cash compensation)). Executive bonuses for 2005 were determined in accordance with these standards and with consideration for the operational difficulties associated with the integration of new markets.
        SunCom also maintains a retention program. Under that program, executive officers other than the Chief Executive Officer, who is a long-term employee of the Company, have entered into Executive Retention Bonus Agreements. The Executive Retention Bonus Agreements were designed to enhance SunCom’s ability to retain valuable executive employees and to align those employees’ long-term interests with the long-term interests of SunCom. Under these agreements, the covered executives may be entitled to receive specified bonus payments over a three or four-year period ending in 2006 and 2007, provided, the individual executive remains employed with the company, the executive’s performance satisfies applicable standards and the executive agrees to restrictions on the disposition of their SunCom stock. The restrictions related to the disposition of SunCom stock generally prohibit the sale of stock for less than a specified price, except in certain limited circumstances.
        As noted above, SunCom uses the data from companies of like size and stature, as well as other market data to test for reasonableness and competitiveness of its base salaries and bonuses. The Compensation Committee also exercises subjective judgment in view of SunCom’s compensation objectives.

•	Long-Term Incentive Compensation. Long-term incentive awards typically are granted to provide executive officers with a competitive long-term incentive opportunity and an identity of interest with SunCom shareholders. Long-term incentive awards generally are provided under SunCom’s Stock and Incentive Plan, which is administered by the Compensation Committee. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better performance by SunCom and enhanced stock value.

SunCom uses the data from companies of like size and stature, as well as other market data to test for reasonableness and competitiveness of its long-term incentive compensation. The Compensation Committee also exercises subjective judgment in view of SunCom’s long-term incentive objectives. SunCom has proposed to amend the Stock and Incentive Plan. See Proposal No. 2 below.
      Chief Executive Officer Compensation. Mr. Kalogris’ employment agreement was renewed effective as of December 30, 2005, and the executive compensation policy described above was applied in establishing the 2005 compensation for Mr. Kalogris, with the basic compensation levels determined pursuant to his employment agreement. Mr. Kalogris participated in the same executive compensation plans available to SunCom’s other executives.
      In 2005, Mr. Kalogris had a base salary of $453,200. Mr. Kalogris’ bonus was primarily based on established goals. For 2005, these goals included company performance against predetermined company operating metrics (such as net subscriber additions and Adjusted EBITDA). Based upon SunCom’s performance versus predetermined business objectives and with consideration for the operational difficulties associated with the integration of new markets, the Compensation Committee determined that Mr. Kalogris earned an annual cash bonus of $254,925 in 2005. In 2005, Mr. Kalogris also received a restricted stock grant of 227,500 shares, which vest 100% in 2008. This stock grant was based primarily upon an analysis of equity awards made at companies of like size and industry. In addition, in 2006, the employment agreement previously entered into with Mr. Kalogris was scheduled to expire. In consideration of his past performance and the performance of SunCom, Mr. Kalogris and SunCom entered into an extension of Mr. Kalogris’ employment agreement in 2005. In connection with the execution of that extension, Mr. Kalogris received a contractual payment subject to forfeiture of $500,000. A portion of this payment may be forfeited should Mr. Kalogris terminate his employment prior to the expiration of his employment agreement in certain circumstances.
      Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Compensation Committee believes that doing so would be consistent with the best interests of stockholders.

Arnold L. Chavkin
Rohit M. Desai
Mathias J. DeVito
Arnold Sheiffer
Compensation of Directors
      Non-employee members of the Board of Directors receive compensation of $15,000 per year, plus $2,500 for each meeting they attend in person or telephonically if scheduled as a conference call or $1,000 for each scheduled in-person meeting they participate in via conference call. Non-employee directors also receive compensation of $10,000 per year for each committee on which they serve, plus $1,750 for each committee meeting they attend in person or telephonically, and the Chairman of each committee receives an additional $5,000 annual retainer. All directors are reimbursed for expenses for every Board and committee meeting attended.
      In 2005, each non-employee director received a grant of 15,000 shares of restricted stock under the Directors’ Stock and incentive Plan. These shares vest in August 2007 and are subject to forfeiture if the director terminates service prior to vesting of the award. In addition, directors have the option of deferring receipt of shares until a future date beyond the vesting date in certain circumstances.
Executive Officers
      The executive officers of SunCom who are not directors are set forth below.
      William A. Robinson, 39, has served as Executive Vice President of Operations of SunCom since April 2004, Senior Vice President of Operations and Controller from September 2003 through March 2004, Senior Vice President of Operations from January 2001 through August 2003 and as Vice President and Controller from March 1998 through December 2000. Before joining SunCom, Mr. Robinson served as Director, Financial Reporting for Freedom Chemical Company from June 1997 through March 1998 and Director, Financial Analysis, Planning and Budgeting for Centeon L.L.C. from December 1995 through June 1997.

      Daniel E. Hopkins, 41, has served as Senior Vice President and Treasurer of SunCom since April 2001 and as Vice President and Treasurer from July 1998 through March 2001. Mr. Hopkins served as Vice President of Finance and Treasurer for SunCom Cellular Partners, L.P. from July 1998 through April 2000. From May 1994 until joining SunCom, he was a Vice President at PNC Bank, where he focused primarily on the financing of telecommunications ventures. Mr. Hopkins has over ten years of banking experience, primarily in the areas of Communications Finance and Acquisitions/ Leveraged Finance.
      Laura M. Shaw-Porter, 40, has served as Senior Vice President of Human Resources since September 2003 and as Vice President of Human Resources from February 1999 through August 2003. Ms. Shaw-Porter joined SunCom as the Director of Human Resources in August 1998. Before joining SunCom, Ms. Shaw-Porter served as Director of Human Resources for US Physicians, Inc. from 1993 through 1998.
      Emilio Echave, 51, has served as Senior Vice President of Operations of SunCom since January 2005. Prior to joining SunCom, Mr. Echave worked at AT&T Wireless as the Regional Vice President of the South Region from July 2002 through December 2004, Senior Vice President of Sales and Distribution from March 1999 through June 2002, President of the East Region from February 1998 through March 1999 and President of the Southeast Region from May 1997 through February 1998. Including his tenure with AT&T Wireless, Mr. Echave has over 18 years of experience in the wireless industry.
      Charles H.N. Kallenbach, 42, has served as Senior Vice President of Legal and Regulatory Affairs of SunCom since November 2004 and Vice President of Legal and Regulatory Affairs since January 2004. Prior to joining SunCom, Mr. Kallenbach was General Counsel for Eureka Broadband Corporation, a New York based telecommunications company and related companies, from 2001 through January 2004. Mr. Kallenbach also served as General Counsel to 2nd Century Communications, Inc., a Virginia-based voice and data service provider, from 2000 through 2001, and as Vice President of Legal and Regulatory Affairs for e-spire Communications, Inc. from 1996 through 2000.
      Raul Burgos, 42, has served as President of SunCom Wireless Puerto Rico Operating Co., L.L.C. since December 2004. Prior to joining SunCom, Mr. Burgos was the General Manager and Vice President of Puerto Rico operations for AT&T Wireless from May 1999 through December 2004. Mr. Burgos also served as General Manager and Vice President of Operations of Nextel International, Inc. from May 1998 through May 1999, and as the Director or Marketing and New Business Development of Nextel Communications, Inc. from October 1996 through April 1998. Mr. Burgos has over ten years of experience in the wireless industry.

Equity Compensation Plan Information
      The following table summarizes information about our equity compensation plans as of December 31, 2005. All outstanding awards relate to our Class A common stock.

	A	B	C

			Number of securities
			remaining available for future
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
	warrants and rights	warrants and rights	in column A)

Equity Compensation plans approved by security holders
Stock and Incentive Plan(1)	—	—	2,317,245
2004 Directors’ Stock and Incentive Plan(2)	—	—	178,000
Equity compensation plans not approved by security holders
Director Stock Grants(3)	—	—	—

Total	—	—	2,495,245

(1)	The Stock and Incentive Plan provides for awards of restricted stock and does not permit the award of stock options. SunCom has made grants of restricted stock under its Stock and Incentive Plan to provide an incentive to key employees to further align the interests of such individuals with those of its stockholders. Grants of restricted stock generally are made annually and deferred compensation is recorded for these awards based upon the stock’s fair value at the date of issuance. Generally, grants vest over a four to five year period. As of December 31, 2005, 5,637,250 shares of restricted stock had been issued and 2,317,245 restricted shares were available to be issued under the Stock and Incentive Plan.

(2)	SunCom has made grants of restricted stock under its 2004 Directors’ Stock and Incentive Plan to provide an incentive to directors to further align the interests of such individuals with those of its stockholders. Grants of restricted stock generally are made on a discretionary basis and deferred compensation is recorded for these awards based upon the stock’s fair value at the date of issuance. Generally, grants vest over a three-year period. As of December 31, 2005, 422,000 shares of restricted stock had been issued and 178,000 restricted shares were available to be issued under the 2004 Directors’ Stock and Incentive Plan.

(3)	SunCom awarded an aggregate of 82,500 restricted shares of Class A common stock at an average per share price of $4.11 to its independent directors in 2002. These awards vest in equal installments over a five-year period, with the final installment vesting on June 1, 2007. The restricted stock awards to SunCom’s independent directors were not approved by SunCom’s stockholders.

Executive Compensation
Summary Compensation Table

		Annual Compensation
					Restricted Stock	All Other
Name Principal Position	Year	Salary	Bonus(2)	Other(3)	Awards(4)	Compensation(5)

Michael E. Kalogris	2005	$453,200	$754,925	—	$489,125	$7,070
Chairman of the Board of Directors	2004	453,200	316,107	—	871,325	6,572
and Chief Executive Officer	2003	448,288	906,400	—	680,225	2,870

David D. Clark(1)	2005	$258,500	$258,500	—	$198,875	$319
Former Executive Vice President,	2004	258,500	180,304	—	506,858	6,572
Chief Financial Officer and Secretary	2003	257,868	517,000	—	276,575	5,298

William A. Robinson	2005	$246,923	$513,880	—	$198,875	$7,070
Executive Vice President	2004	210,463	221,904	—	1,072,400	6,572
of Operations	2003	183,260	137,520	—	123,095	5,242

Daniel E. Hopkins	2005	$190,308	$653,891	—	$64,500	$7,070
Senior Vice President	2004	188,822	172,973	—	114,900	6,572
and Treasurer	2003	181,968	228,572	—	123,089	5,242

Emilio Echave	2005	$215,846	$194,745	$42,047	$252,000	$64
Senior Vice President	2004	—	—	—	—	—
of Operations	2003	—	—	—	—	—

Raul Burgos	2005	$210,000	$118,650	$113,268	$252,000	$6,975
President of SunComWireless	2004	1,593	—	—	—	—
Puerto Rico Operating Co., L.L.C.	2003	—	—	—	—	—

(1)	On December 20, 2005, Mr. Clark, SunCom Wireless Holdings, Inc. and SunCom Wireless Management Company, Inc. mutually agreed not to renew Mr. Clark’s employment agreement after its expiration on February 3, 2006, and Mr. Clark resigned his role as Executive Vice President, Chief Financial Officer and Secretary, effective as of December 20, 2005. In order to assist with transition, Mr. Clark remained employed at SunCom until February 3, 2006.

(2)	Amounts reflected as 2005 bonus with respect to Mr. Kalogris’ and Mr. Robinson’s 2005 bonus include a contractual payment subject to forfeiture paid in accordance with their amended employment agreements. Mr. Clark’s 2005 bonus was calculated in accordance with his severance agreement dated December 20, 2005. Mr. Robinson and Mr. Hopkins were each paid a bonus of $99,380 in 2005 in accordance with their Executive Retention Bonus Agreements. Mr. Hopkins also received a bonus of $4,511 in connection with the vesting of certain shares of restricted stock, and under his employment agreement, Mr. Hopkins is entitled to receive two guaranteed bonuses totaling $550,000 in lieu of bonuses he might have been eligible to receive under bonus programs sponsored by SunCom in 2005, which guaranteed bonus payments are included in the table as earned in 2005 although subject to his continued to employment through the date of payment. Mr. Echave was paid a bonus of $51,570 in 2005 in accordance with his Executive Retention Bonus Agreement. Mr. Burgos was paid a bonus of $31,500 in 2005 in accordance with his Executive Retention Bonus Agreement. Mr. Robinson and Mr. Hopkins were each paid a bonus of $84,480 in 2004 in accordance with their Executive Retention Bonus Agreements. Mr. Kalogris’ and Mr. Clark’s 2003 bonus included a signing bonus paid in accordance with their amended employment agreements. Mr. Robinson and Mr. Hopkins were each paid a bonus of $44,700 in 2003 in accordance with their Executive Retention Bonus Agreements.

(3)	Reflects payment of relocation expenses incurred by Mr. Echave and Mr. Burgos in 2005.

(4)	The executive officers named in the table held the following restricted shares of SunCom’s Class A common stock as of December 31, 2005, with the market value, based on the December 31, 2005 closing price of $2.77 per share, indicated: (a) Mr. Kalogris held 682,500 restricted shares, which had an aggregate value of $1,890,525, (b) Mr. Clark held 92,500 restricted shares, which had an aggregate value of $256,225, (c) Mr. Robinson held 370,001 restricted shares, which had an aggregate value of $1,024,490, (d) Mr. Hopkins held 90,000 restricted shares, which had an aggregate value of $249,300, (e) Mr. Echave held 120,000 restricted shares, which had an aggregate value of $332,400, and (f) Mr. Burgos held 120,000 restricted shares, which had an aggregate value of $332,400. All such shares of Class A common stock vest over a four or five-year period commencing on the date of grant, unless specifically noted below. The value of the Class A common stock, at the date of grant, ranged between $1.68 and $2.15 for all grants made in 2005, ranged between $2.42 and $4.22 for all grants made in 2004, ranged between $2.86 and $5.38 per share for all grants made in 2003, was $8.40 per share for all grants made in 2002, was $39.39 per share for all grants made in 2001 and ranged between $38.00 and $46.44 per share in 2000.

The foregoing reflects the shares that remain subject to forfeiture at December 31, 2005. See “Principal Stockholders.”

In 2003, Mr. Kalogris received an award of 227,500 shares, which vest 100% as of May 1, 2006. In 2003, Mr. Clark received an award of 92,500 shares, which fully vested on February 3, 2006 in accordance with his severance agreement dated December 20, 2005. In 2003, Mr. Robinson received an award of 41,169 shares which vest as follows: 20.6% for the year ending May 1, 2005, 30.8% for the year ending May 1, 2006 and 48.6% for the year ending May 1, 2007. In 2003, Mr. Hopkins received an award of 41,167 shares, which vest as follows: 20.6% for the year ending May 1, 2005 and, in accordance with his employment agreement dated December 14, 2005, 79.4% for the period ending March 30, 2006. In 2004, Mr. Kalogris received an award of 227,500 shares, which vest 100% as of May 1, 2007. In 2004, Mr. Clark received an award of 132,339 shares, which vested 30.1% as of May 1, 2005 and the remainder were forfeited in accordance with his severance agreement dated December 20, 2005. In 2004, Mr. Robinson received an award of 280,000 shares, which vest 22.3% for the years ending May 1, 2004, 2005 and 2006 and 33.1% for the year ending May 1, 2007. In 2004, Mr. Hopkins received an award of 30,000 shares, which, in accordance with his employment agreement dated December 14, 2005, vest 100% as of June 30, 2006. In 2005, Mr. Kalogris received an award of 227,500 shares, which vest 100% as of May 1, 2008. In 2005, Mr. Clark received an award of 92,500 shares, which he subsequently forfeited in accordance with his severance agreement dated December 20, 2005. In 2005, Mr. Robinson received an award of 92,500 shares, which vest 100% as of May 1, 2009. In 2005, Mr. Hopkins received an award of 30,000 shares, which he subsequently forfeited in accordance with his December 14, 2005 employment agreement. Notwithstanding the vesting schedules set forth above, all restricted shares vest in specified circumstances constituting a change of control.

(5)	Reflects matching contributions to SunCom’s 401(k) plan made by SunCom on behalf of the named executive officers during 2004 and insurance premiums paid by SunCom during the same period for term life insurance secured for the benefit of the executive officers, as follows: Mr. Kalogris $7,000 and $70, respectively; Mr. Clark $249 and $70, respectively; Mr. Robinson $7,000 and $70, respectively; Mr. Hopkins $7,000 and $70, respectively; Mr. Echave $0 and $64, respectively; and Mr. Burgos $6,786 and $189 respectively.
Employment and Severance Agreements
      On February 4, 1998, SunCom entered into an employment agreement for a five-year term with Michael E. Kalogris, SunCom’s Chief Executive officer and Chairman of SunCom’s Board of Directors. On May 6, 2003, this employment agreement was amended to extend the terms of Mr. Kalogris’ employment through February 3, 2006 and was most recently amended on December 14, 2005 to extend the terms of Mr. Kalogris’ employment through February 3, 2010. On March 7, 2005, SunCom entered into an employment agreement with William A. Robinson, SunCom’s Executive Vice President of Operations. The employment agreement initially extended through February 3, 2006. On December 14, 2005, this employment agreement was amended to extend the terms of Mr. Robinson’s employment through February 3, 2009. The amended employment agreements prohibits Mr. Kalogris and Mr. Robinson, except in certain limited situations, from transferring their shares of SunCom’s Class A common stock during the period covered by the employment agreement. Upon executing their most recent employment agreements, Mr. Kalogris and Mr. Robinson received contractual payments subject to forfeiture in the amount of $500,000 and $275,000, respectively. A portion of these payments may be forfeited should the executive terminate his employment prior to the expiration of his employment agreement in certain circumstances. Each of these employment agreements, however, may be terminated by either executive officer or SunCom. Each of these executive officers may terminate his employment agreement:

•	at any time at his sole discretion upon 30 days’ prior written notice, in the case of Mr. Kalogris, and 60 days’ prior written notice, in the case of Mr. Robinson; and

•	immediately, upon written notice for good reason, which includes:

(a)	if there is a change of control, as defined in the employment agreement;

(b)	in the case of Mr. Robinson, if he is demoted or removed from any of his positions or offices other than in accordance with his respective employment agreement, and in the case of Mr. Kalogris, if he is demoted, removed or not re-elected as Chairman of SunCom’s Board of Directors. However, so long as Mr. Kalogris remains a member of SunCom’s Board of Directors and SunCom’s Chief Executive Officer, it is not considered good reason if Mr. Kalogris is no longer Chairman of SunCom’s Board of Directors;

(c)	there is a material diminishment of the executive officer’s responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

(d)	SunCom fails to pay or provide benefits to the executive officer when due and does not cure that failure within 10 days of receiving written notice of that failure;

(e)	SunCom relocates its principal offices more than 30 miles from its current headquarters without the consent of the executive officer;

(f)	SunCom purports to terminate the executive officer for cause for any reason other than those permitted as for cause reasons under the employment agreement; or

(g)	with respect to Mr. Robinson, if Mr. Kalogris’ employment with SunCom terminates during the term of Mr. Robinson’s employment.
      SunCom may terminate each employment agreement:

•	at any time, upon written notice, without cause at SunCom’s sole discretion;

•	for cause, as defined in the employment agreement; or

•	upon the death or disability of the executive officer.
      If Mr. Kalogris’ employment is terminated by reason of Mr. Kalogris’ death or disability, his termination without cause or for good reason (as defined in his employment agreement) or upon SunCom’s election not to renew his agreement, SunCom will pay him a severance benefit in the amount of his base salary at the time and an amount determined as if he had achieved 100% of his bonus based goals for the year and SunCom will cause all unvested shares held by Mr. Kalogris at the time of his termination to become vested. Mr. Kalogris’ employment agreement provides for an initial annual base salary of $500,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on SunCom’s performance.
      If Mr. Robinson’s employment with SunCom terminates, he will be entitled to receive the following:

•	unpaid salary earned for services rendered to SunCom on or prior to the date of Mr. Robinson’s termination of employment;

•	the vested portion of any stock award;

•	a prorated bonus, provided Mr. Robinson’s employment is terminated for good reason, by SunCom without cause, or due to death or disability;

•	a severance award equal to Mr. Robinson’s base salary at the time of termination and payable over a 12-month period, provided that Mr. Robinson’s employment is terminated for good reason, by SunCom without cause, or due to disability; and

•	a portion of any unvested shares of SunCom’s restricted stock issued to Mr. Robinson, determined in accordance with the terms of the employment agreement.
      Mr. Robinson’s employment agreement provides for an initial annual base salary of $275,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on SunCom’s performance.
      Mr. Clark and SunCom mutually agreed not to renew Mr. Clark’s employment agreement after its expiration on February 3, 2006, and effective as of December 20, 2005, Mr. Clark resigned his role as Executive Vice President, Chief Financial Officer and Secretary. Mr. Clark remained with SunCom until February 3, 2006 in order to assist with the transition to a successor executive. In connection with this decision, Mr. Clark and SunCom entered into a separation agreement that became effective as of December 20, 2005. Pursuant to the terms of the separation agreement, Mr. Clark will receive a bonus earned in 2005 in an amount equal to one year’s base salary as well as payments equal to one year’s base salary commencing August 3, 2006. In addition, the vested portion of Mr. Clark’s restricted stock will be determined as if Mr. Clark had continued his employment through and including May 1, 2006, and Mr. Clark will become vested in 92,500 additional shares of restricted common stock of SunCom Wireless Holdings as of May 1, 2006. In consideration of his benefits under the separation agreement, Mr. Clark has agreed to a comprehensive release of claims against SunCom and agreed not to solicit SunCom employees or customers for two years following February 3, 2006.
      On December 14, 2005, Daniel E. Hopkins, SunCom’s Senior Vice President, Finance and Treasurer, and SunCom entered into a one-year employment agreement. Pursuant to his agreement, Mr. Hopkins will receive a base salary of approximately $190,300, a guaranteed bonus of $300,000 payable in April 2006 and a guaranteed bonus of $250,000 payable in July 2006 in lieu of all other bonuses he might be eligible to receive under bonus programs sponsored by SunCom in 2005. SunCom has also agreed to accelerate the vesting of 90,000 shares of restricted Class A common stock owned by Mr. Hopkins.
      Restricted stock awards granted to each employee, including each executive officer named in the Summary Compensation Table on page 16 of this proxy statement, include certain provisions relating to the vesting of such awards as the result of a change in control. In general, in the event of a change of control, any restricted stock award that is not at least 50% vested as of the date of the change of control will become 50% vested. The remaining shares may become 100% vested following the change in control if the employee’s employment is terminated or modified under certain circumstances or if he remains in employment following the change in control for at least one year. In addition, any restricted stock award that is at least 50% vested as of the date of any change in control will become 100% vested as of the date of any change of control.
      SunCom also maintains a retention program. Under that program, executive officers other than the Chief Executive Officer, who is a long-term employee of SunCom, have entered into Executive Retention Bonus Agreements. The Executive Retention Bonus Agreements were designed to enhance SunCom’s ability to retain valuable executive employees and to align those employees’ long-term interests with the long-term interests of SunCom. Under these agreements, the covered executives may be entitled to receive specified bonus payments over a three or four-year period ending in 2006 and 2007, provided, the individual executive remains employed with the company, the executive’s performance satisfies applicable standards and the executive agrees to restrictions on the disposition of their SunCom stock. The restrictions related to the disposition of SunCom stock generally prohibit the sale of stock for less than a specified price, except in certain limited circumstances.

Performance Graph
      The following graph compares, for the five-year period beginning December 31, 2000 and ending December 31, 2005, the cumulative total return of our Class A common stock to the cumulative total returns on:

•	the Nasdaq Telecommunications Index; and

•	the Standard & Poor’s 500 Stock Index.
      The comparison assumes $100 was invested on December 31, 2000 in our Class A common stock and in each of the foregoing indices and that all dividends were reinvested. SunCom has not paid any dividends on its Class A common stock, and no dividends are included in the representation of SunCom’s performance. Stock price performance on the graph below is not necessarily indicative of future price performance.
Compensation Committee Interlocks and Insider Participation
      The members of SunCom’s Compensation Committee include Mr. Chavkin, who is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). See “Certain Relationships and Related Transactions” for a description of various agreements between affiliates of this entity and SunCom.
Certain Relationships and Related Transactions
      Arnold L. Chavkin is an Executive Vice President of the entity that manages J.P. Morgan Partners (23A SBIC Manager), L.P., Sixty Wall Street SBIC Fund, L.P. and J.P. Morgan SBIC LLC, and each of these entities is an affiliate of J.P. Morgan Chase & Co. Affiliates of J.P. Morgan Chase & Co. have performed various financial advisory, investment banking and commercial banking services from time to time for SunCom and its affiliates and may continue to do so in the future.

      Rohit M. Desai is Chairman of the Board and President of Desai Capital Management, and Mathias J. DeVito serves as the Chairman of the Advisory Boards of Private Equity Limited Partnerships managed by Desai Capital Management. Mr. DeVito receives compensation from these partnerships for his service on their Advisory Boards. The Advisory Boards assist Desai Capital Management by reviewing portfolio investments and valuations and by providing general strategic guidance to the limited partnerships that hold SunCom stock. Mr. DeVito is one of four members of the Advisory Boards of these limited partnerships.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires SunCom’s executive officers and directors and persons who own more than 10% of SunCom’s Class A common stock to file reports of ownership and changes in ownership of SunCom’s Class A common stock with the Securities and Exchange Commission. Based solely on a review of copies of such reports and written representations from the reporting persons, SunCom believes that from January 1, 2005 through December 31, 2005, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, except that Dan Hopkins made a late filing of a single Form 4 reflecting his forfeiture of certain shares upon execution of his employment agreement.
AMENDMENT OF THE SUNCOM WIRELESS HOLDINGS, INC. AMENDED AND
RESTATED STOCK AND INCENTIVE PLAN
(Proposal No. 2)
      The Board of Directors has approved the amendment of the SunCom Wireless Holdings, Inc. Amended and Restated Stock and Incentive Plan (the “Plan”). While most of the changes are ministerial or administrative in nature, the adoption of one amendment to the Plan requires stockholder approval under applicable rules of the New York Stock Exchange. Specifically, the Plan, as amended, would allow shares of the Class A common stock to be granted to independent contractors who provide compensatory services to SunCom or any parent or subsidiary corporation. If stockholders do not approve this Proposal No. 2, the Plan will continue in its current form, except for certain other amendments that may be made by the Board and which do not require stockholder approval. In addition to the amendment to permit the issuance of Class A common stock to independent contractors, the amended Plan will eliminate the 1,000,000 share limit that governs the aggregate number of shares that may be issued to an individual under the Plan in any given year, as discussed further below, and will reflect other minor modifications designed to facilitate Plan administration. The following summary describes the material features of the amended Plan; however, this summary does not purport to be complete and is qualified in its entirety by reference to the terms of the amended Plan, which is filed as an appendix to this proxy statement with the Securities and Exchange Commission and is not included as part of the proxy materials mailed to stockholders. You may access a copy of this proxy statement and the amended Plan by visiting the Securities and Exchange Commission’s website, www.sec.gov. A printed copy of the amended Plan also may be obtained by writing to SunCom Wireless Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.
Plan Administration and Purpose
      The purpose of the amended Plan is to align the interests of employees and independent contractors with those of the stockholders by providing incentives to certain employees and independent contractors of SunCom in the form of equity-based compensation. The amended Plan will be administered by the Compensation Committee of the Board of Directors, or in the absence of such a committee, by members of the Board as selected by the Board. Under the amended Plan, awards may be made to employees and certain independent contractors who provide services to SunCom or any parent or subsidiary corporation. As of December 31, 2005, SunCom had approximately 1,959 employees and 30 independent contractors. No awards have yet been granted to independent contractors because the addition of independent contractors as eligible participants is subject to stockholder approval. The Compensation Committee has sole discretion, subject to the limitations under the Plan, to determine, among other things, the individuals to whom awards will be made, the amounts of awards to be made and the terms, conditions and limitations applicable to each award.
Grants of Restricted Stock Awards Under the Plan
      The Plan currently provides that the Compensation Committee may grant restricted stock awards for up to an aggregate of 7,954,495 shares of the Class A common stock (subject to adjustment for anti-dilution purposes), and, as of February 28, 2006, an aggregate of 5,637,250 restricted shares of Class A common stock have been awarded under the Plan. The Board of Directors is not at this time recommending that the aggregate share limitation be increased. However, the Board of Directors has approved an amendment to eliminate the limitation on the number of restricted shares that may be issued to an individual under the Plan (the “Individual Limit”). This amendment will afford the Compensation Committee greater flexibility in the compensation of eligible participants pursuant to the amended Plan. It also would eliminate a provision the Board believes is unnecessary in equity plans (such as the Plan) that are limited to awards of restricted stock not intended to comply with Section 162(m) of the Internal Revenue Code (governing the deductibility by the employer of compensation paid to executive officers in excess of $1 million per year). As described in the proxy statements provided to stockholders in 2001 and 2004 in connection with prior amendments to the Plan that were approved by the stockholders, SunCom has applied the Individual Limit (an aggregate of 1,000,000 shares) as a restriction on the number of shares that may be awarded annually to any specific individual.
      The share total described above will be adjusted by the Compensation Committee to reflect any changes in the number of shares of Class A common stock available due to any stock dividend, stock split, reverse split, combination, recapitalization, reorganization, merger, spin-off or similar corporate transaction or event.
Restricted Stock
      The Compensation Committee may authorize awards of restricted stock. Restricted stock awards are ordinarily made for no consideration other than services rendered, unless determined otherwise by the Compensation Committee. Restricted stock is Class A common stock that is non-transferable and subject to certain service, performance and/or other restrictions determined by the Compensation Committee for a specified period established by the Committee. Awards may provide for immediate vesting, and certain employees may elect to defer the receipt of all shares of Class A common stock that are subject to a restricted stock award. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the employee terminates employment during the restricted period, the restricted stock will be forfeited.
Estimate of Benefits
      The number of shares of restricted stock that would be granted to SunCom’s officers and other employees under the Amended Plan is not currently determinable. The number of shares of restricted stock awarded to SunCom’s named executive officers in 2005 is noted in the Summary Compensation Table on page 16 of this proxy statement. The average of the high and low sales price of SunCom’s Class A common stock as reported on the New York Stock Exchange composite transactions listing for February 28, 2006 was $1.76 per share.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)
      The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the engagement of independent registered public accounting firm will be reevaluated by the Audit Committee.
      Ratification of the appointment of PricewaterhouseCoopers LLP shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of SunCom’s Class A common stock present or represented by proxy and entitled to vote at the Annual Meeting.
      A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Other Matters
      We do not know of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.
Annual Report on Form 10-K
      We will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of SunCom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements, assessment of internal controls over financial reporting and financial statement schedule information included therein. If you share an address with another stockholder and would like to receive a separate proxy statement now or in the future, please contact the Corporate Secretary, SunCom Wireless Holdings, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312 (610) 651-5900.
Submission of Stockholder Proposals
      It is anticipated that SunCom’s 2007 Annual Meeting of Stockholders will be held in May 2007. Any stockholders who intend to present proposals at the 2007 Annual Meeting of Stockholders and who wish to have such proposals included in SunCom’s Proxy Statement for the 2007 Annual Meeting must ensure that such proposals are received by the Corporate Secretary of SunCom not later than December 1, 2006. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in SunCom’s 2007 proxy materials.
      Any stockholder that wishes to present a proposal, other than through inclusion in the proxy materials, or a director nominee at the 2007 Annual Meeting must comply with the procedural requirements set forth in SunCom’s Second Amended and Restated Bylaws. The Second Amended and Restated Bylaws of SunCom generally require notice of (i) any proposal to be presented by any stockholder or (ii) the name of any person to be nominated by any stockholder for election as a director of SunCom at a meeting of the stockholders to be delivered to or mailed and received by the Corporate Secretary of SunCom at SunCom’s Corporate Headquarters. Notice must be received by the Corporate Secretary not less than 60 or more than 90 days prior to the date of the annual meeting. Any stockholder wishing to submit a proposal at the 2007 Annual Meeting should contact the Corporate Secretary of SunCom after March 1,

2007 to obtain the actual meeting date and proposal deadlines. The notice must include the following information as applicable to the proposal or nominee:

•	be a stockholder of record on the date the notice provided for below is given and on the record date for the determination of stockholders entitled to vote at the 2007 Annual Meeting;

•	provide timely written notice to the Corporate Secretary of SunCom that is delivered to or mailed and received at SunCom’s principal executive offices not less than 60 or more than 90 days prior to the date of the annual meeting;

•	include in its written notice the following information regarding each proposed director nominee: name; age; business address; residence address; principal occupation or employment; class or series and number of shares of SunCom capital stock owned beneficially or of record; and any other information relating to the nominee required to be disclosed in a proxy statement or other required filings for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

•	include in its written notice the following information regarding the stockholder: name; record address; class or series and number of shares of SunCom’s capital stock owned beneficially or of record; description of all arrangements or understandings between or among the stockholder and each proposed director nominee; a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate each proposed director nominee; and any other information relating to the stockholder required to be disclosed in a proxy statement or other required filings for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and

•	accompany the written notice above with a written consent of the proposed director nominee to be named as a nominee and to serve as a director if elected.
      Accordingly, failure by a stockholder to act in compliance with the notice provisions will mean that the stockholder will not be able to nominate directors or propose new business.
Cost of Solicitation
      All expenses incurred in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by SunCom.

By Order of the Board of Directors,

Charles H.N. Kallenbach
Corporate Secretary
Berwyn, Pennsylvania
April 3, 2006

Appendix A
SUNCOM WIRELESS HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in
this example

1.	To elect three Class I directors

Nominees:

(01) Scott I. Anderson, (02) Arnold L. Chavkin and (03) Arnold Sheiffer

FOR			WITHHELD
ALL			FROM ALL
NOMINEES	☐	☐	NOMINEES

☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment of the SunCom Wireless Holdings, Inc. Amended and Restated Stock and Incentive Plan to expand the class of eligible participants to include non-employee independent contractors, consultants and advisors.	☐	☐	☐

3.	To ratify of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2006.	☐	☐	☐
Any other matters which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note at left	☐
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.
     Signature:                       Date:                       Signature:                       Date:

A-1

DETACH HERE
PROXY
SUNCOM WIRELESS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, PA 19312
Proxy for Annual Meeting of Stockholders
Solicited on Behalf of the Board of Directors
The undersigned stockholder of SunCom Wireless Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Michael E. Kalogris and Charles H.N. Kallenbach, or either of them, with full power of substitution in each of them, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 3, 2006, at 8:30 a.m., local time, and any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.
The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for Class I Director, “FOR” the amendment of the SunCom Wireless Holdings, Inc. Amended and Restated Stock and Incentive Plan and “FOR” ratification of the PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2006, respectively, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

A-2

Appendix B
Charter of the Audit Committee of the Board of Directors
I.	PURPOSES
           The primary purposes of the Audit Committee (the “Committee”) are:
(a)	to assist the Board of Directors (the “Board”) of SunCom Wireless Holdings, Inc. (the “Company”) in fulfilling its oversight of
(i)	the integrity of the Company’s financial statements,

(ii)	the Company’s compliance with legal and regulatory requirements,

(iii)	the qualifications and independence of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “Independent Auditor”), and

(iv)	the performance of the Company’s internal audit function, internal controls over financial reporting and the Independent Auditor; and
(b)	to prepare the Committee report that the Securities and Exchange Commission (“SEC”) requires to be included in the Company’s annual proxy statement.
In carrying out its oversight responsibilities, the Committee itself does not prepare financial statements or plan or perform internal or external audits, and it is not the duty or responsibility of the Committee or its members to serve as auditors or to certify or provide other special or professional assurances with respect to the Company’s financial statements. The Committee will fulfill its purposes by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION AND STRUCTURE

The membership of the Committee shall consist of three or more directors, who, in the business judgment of the Board, are financially literate, including at least one member with, in the business judgment of the Board, accounting or related financial management expertise. Each member of the Committee shall be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.

Each member of the Committee shall meet the independence requirements for serving on audit committees set forth in the Corporate Governance Rules of the New York Stock Exchange and any applicable rules of the SEC (including Rule 10A-3). No member shall be an affiliated person of the Company or any subsidiary of the Company. In addition, no member shall have any other material relationship with the Company, as affirmatively determined by the Board in its business judgment, and each member shall be free of any relationship that, in the business judgment of the Board, would interfere with his or her individual exercise of independent judgment. If a member of this Committee serves simultaneously on the audit committees of more than three public companies (inclusive of service on this Committee), the Board must determine that such simultaneous service does not impair the ability of such member to serve effectively on this Committee.

The members of the Committee shall be elected by the Board at any annual, regular or special meeting of the Board and shall serve on the Committee until they resign or their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee may form and delegate authority to subcommittees when appropriate.

No member of the Committee shall accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than in his or her capacity as a member of the Board, of the Committee or of any other committee of the Board, or in the form of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company if such amounts are not contingent in any way on continued service.

III.	MEETINGS

The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the manager of the internal auditing department and the Independent Auditor, in separate executive sessions, to discuss privately the Company’s performance and practices. At all meetings of the Committee the presence of members constituting a majority of the total membership shall constitute a quorum, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

IV.	RESPONSIBILITIES AND DUTIES
To fulfill its responsibilities and duties the Committee shall:
(1)	Have the direct responsibility for the appointment, compensation, retention and oversight of the work (including resolution of disagreements between management and the Independent Auditor regarding financial reporting) of the Independent Auditor, and be the governance body to which any Independent Auditor must report directly.

(2)	Comply with applicable pre-approval requirements for audit services and permitted non-audit services provided by the Independent Auditor, as required by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)	Assure regular rotation of the lead audit partner and compliance with the conflicts of interest requirements of Section 10A of the Exchange Act.

(4)	Set clear hiring policies for employees or former employees of the Independent Auditor, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the Company.

(5)	Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy and effectiveness of the Company’s internal controls over financial reporting and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (d) other material written communications between the Independent Auditor and management.

(6)	Regularly review with the Independent Auditor (a) the Company’s internal audit function, (b) internal controls over financial reporting, (c) any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditor’s activities or on access to requested information and any significant disagreements with management, and the management’s response to each and (d) the responsibilities, budget and staffing of the Company’s internal audit function.

(7)	At least annually, obtain and review a report by the Independent Auditor describing (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (c) (to assess the auditor’s independence) all relationships between the Independent Auditor and the Company; and after reviewing such report and the Independent Auditor’s work throughout the year, evaluate the Independent Auditor’s qualifications, performance and independence. In connection with its review of the Independent Auditor’s report, the Committee should (w) review and evaluate the lead partner of the Independent Auditor, (x) consider the opinions of management and the Company’s internal auditors, (y) discuss whether, in order to assure continued auditor independence, there should be regular rotation of the audit firm itself, and (z) present the Committee’s conclusions with respect to the Independent Auditor to the Board.

(8)	Review any reports required to be delivered to the Committee by any Independent Auditor pursuant to Section 10A of the Exchange Act.

(9)	Discuss guidelines and policies with respect to risk assessment and risk management that apply to the way the Company’s Chief Executive Officer and senior management assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposures and the steps management has undertaken to monitor and control such exposure.

(10)	Report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor or the performance of the internal audit function.

(11)	Obtain the written disclosures and letter from the Independent Auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discuss with the Independent Auditor the Independent Auditor’s independence.

(12)	Meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the Independent Auditor (including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

(13)	Recommend to the Board whether, based on the Committee’s review of the audited financial statements and its discussions with the management and the Independent Auditor, such audited financial statements should be included in the Company’s annual report on Form 10-K.

(14)	Discuss with the Independent Auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.

(15)	Discuss generally the types of information to be disclosed and the type of presentation to be made regarding earnings releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies; provided that the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

(16)	Prepare the Committee report that the SEC requires to be included in the Company’s annual proxy statement.

(17)	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(18)	Grant, in its sole discretion, waivers to the Company’s Code of Ethics for Senior Financial Officers for the Company’s directors and officers.

(19)	Engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

(20)	Determine the level of appropriate funding for the Committee to pay (a) compensation to any registered accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisers employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties; and communicate such funding amount to the Board as necessary for funding purposes.

(21)	Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the Independent Auditor, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or affiliates of the foregoing.

(22)	Annually review and reassess the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

(23)	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Board may delegate to the Committee.
V.	PERFORMANCE EVALUATION
           The Committee shall complete an annual evaluation of the Committee’s performance.
VI.	DISCLOSURE OF CHARTER
           This Charter will be made available on the Company’s website.

Appendix C
SUNCOM WIRELESS HOLDINGS, INC.
STOCK AND INCENTIVE PLAN
(AS AMENDED AND RESTATED)
(Formerly, the Triton PCS Holdings, Inc. Stock and Incentive Plan)
I.	PURPOSE
     The purpose of this SunCom Wireless Holdings, Inc. Stock and Incentive Plan (as it may be amended from time to time, the “Plan”) is to provide a means through which SunCom Wireless Holdings, Inc., a Delaware corporation (“SunCom”) (formerly, Triton PCS Holdings, Inc. (“Triton”)), and SunCom’s subsidiaries (SunCom and its subsidiaries also being referred to herein collectively as the “Company” unless the context otherwise requires) may attract high caliber Associates to enter the employ or service of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or service. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.
     This Plan is an amendment and restatement of the Triton PCS Holdings, Inc. Stock and Incentive Plan (as previously amended and restated effective as of February 26, 2004) and the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (the “1999 Plan”). Unless the Committee determines otherwise, any awards issued under the Plan, the 1999 Plan or any predecessor plan or arrangement, including the terms and conditions of any letter agreement previously issued to any participant under any such plan or arrangement, shall continue in force and effect under the terms of the Plan as amended and restated herein.
II.	DEFINITIONS
     In addition to other terms defined herein, the following definitions shall be applicable throughout the Plan and shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(a)	“Associate” means any individual who (i) is in an employment relationship with SunCom or any parent or subsidiary corporation (as defined in Code Section 424) of SunCom, or (ii) is an independent contractor, consultant or advisor providing compensatory services to SunCom or any parent or subsidiary corporation.

(b)	“Award” means a Restricted Stock Award granted to Holders under the Plan.

(c)	“Award Agreement” means any written agreement, instrument or document evidencing the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d)	“Board” means the Board of Directors of SunCom.

(e)	“Change of Control” means, except as may be otherwise required pursuant to Code Section 409A or as otherwise provided under any Award, any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) shall acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of SunCom, (ii) any sale of all or substantially all of the assets of SunCom, or (iii) a proxy contest for the election of directors of SunCom results in the individuals constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon conclusion of such proxy contest.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules, regulations or other guidance issued under such section.

(g)	“Committee” means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to administer the Plan in accordance with Section 4.

(h)	“Common Stock” means the Class A Common Stock of SunCom or, in the event of an adjustment pursuant to Section 8(a), then such stock as shall have been awarded or substituted pursuant to such adjustment.

(i)	“Company” has the meaning set forth in Section 1.

(j)	“Deferred Shares” means shares of Common Stock (and dividends, if any, thereon) subject to a Restricted Stock Award, the receipt of which shares (and dividends) is deferred in accordance with Section 7(e) herein.

(k)	“Eligible Holder” means a Holder eligible to defer receipt of shares of Common Stock subject to a Restricted Stock Award in accordance with Section 7(e) herein.

(l)	“Fair Market Value” means the market price of the Common Stock, determined by such methods or procedures as shall be established by the Committee from time to time; provided that (i) in the event no such procedure has been established, the Fair Market Value shall be the closing price on the national securities exchange or market on which the Common Stock is traded on the date Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which any such transactions occurred; and (ii) to the extent, if any, required by Code Section 409A, Fair Market Value shall be determined in accordance with Section 409A. Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(m)	“Holder” means an Associate who has been granted an Award.

(n)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

(o)	“Nonqualified Plan” means the SunCom Wireless Holdings, Inc. Nonqualified Deferred Compensation Plan, as it may be amended, and/or any other applicable nonqualified deferred compensation plan of the Company designated by the Company as being treated as a nonqualified deferred compensation plan for purposes of the Plan.

(p)	“Plan” has the meaning set forth in Section 1.

(q)	“Restricted Stock Award” means an Award granted under the Plan.

(r)	“Restriction Period” means the period of time during which a Restricted Stock Award is subject to restrictions on transfer and forfeiture, as determined by the Committee in its sole discretion.

(s)	“Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

(t)	“SunCom” means, as defined in Section 1, SunCom Wireless Holdings, Inc., a Delaware corporation, and includes references to Triton PCS Holdings, Inc. (as defined in Section 1, “Triton”), the former corporate name of SunCom.
III.	EFFECTIVE DATE AND DURATION
     This Plan as amended and restated became effective as of February 26, 2004, following adoption by the Board and approval by the stockholders of SunCom. The Plan shall be further amended and restated effective as of May 3, 2006, subject to approval of the amendment and restatement of the Plan by the stockholders of SunCom. No Awards shall be issued under this Plan after February 26, 2014 or upon the earlier termination of the Plan by the Board. Except as otherwise provided in Section 9 herein, the Plan shall remain in effect until all restrictions imposed upon Restricted Stock Awards have been eliminated or such Awards have been forfeited.

IV.	ADMINISTRATION
(a)	Composition of Committee. This Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Committee shall include two or more members of the Board, each of whom is, to the extent provided herein, both an “outside director,” within the meaning of Code Section 162(m), and a “non-employee director” within the meaning of Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of Rule 16b-3, actions of the Committee shall be considered effective provided such actions receive the prior approval of the Committee when comprised solely by two or more members, each of whom is a “non-employee director” within the meaning of such Rule 16b-3, or such action is otherwise taken in accordance with Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of Code Section 162(m), actions of the Committee shall be considered effective provided such actions are approved solely by two or more members of the Committee, each of whom is an “outside director” within the meaning of such Code Section 162(m), or such action is otherwise taken in accordance with Code Section 162(m). References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan.

(b)	Powers. Except as may be otherwise provided by the Board, and subject to the express provisions of the Plan, the Committee shall have authority, in its sole discretion, to take the following actions:
1.	to select and designate Holders;

2.	to determine the number of Awards to be granted, the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture or vesting of an Award, and waivers or accelerations (subject to any restrictions imposed under Code Section 409A) thereof, based in each case or such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

3.	to determine whether, to what extent, and under what circumstances an Award may be settled or cancelled, forfeited or surrendered;

4.	to prescribe the form of each Award Agreement, which need not be identical for each Holder;

5.	to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

6.	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder;

7.	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;

8.	to determine in an Award Agreement that a Holder’s rights, payments and/or benefits with respect to an Award (including any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to offset, reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award (such events to include termination of employment for cause, violation of policies of the Company, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Holder, violations of laws, or other conduct by the Holder that is determined by the Committee to be detrimental to the business or reputation of the Company); and

9.	to establish terms and conditions of Awards (including the establishment of subplans) as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.
(c)	Manner of Exercise of Committee Authority. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Associates, their present and potential contribution to the Company’s success, and such other factors as the Committee shall deem relevant. Subject to any requirements imposed by applicable law, the Committee may delegate to officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, except for grants of Awards to (i) “covered employees”, under Code Section 162(m) (to the extent, if any, that the Company intends to comply with the provisions of Code Section 162(m)) and (ii) individuals subject to Section 16 of the 1934 Act. In addition to action by meeting in accordance with applicable laws, any action of the Board or the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

(d)	Limitation of Liability. To the extent permitted by applicable law, each member of the Board or Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any officer or other employee of the Company, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or Committee, nor any officer or employee of the Company acting on behalf of the Board or Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or Committee and any officer or employee of the Company acting on its or their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
V.	SHARES OF STOCK SUBJECT TO THE PLAN; AWARD LIMITATIONS
     The Committee may from time to time grant Awards to one or more Associates determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to adjustments as provided in Section 8, the total number of shares of Common Stock available for issuance under the Plan shall be 7,954,495 shares. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. Notwithstanding the foregoing, to the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

VI.	ELIGIBILITY
     Awards may be granted only to individuals who, at the time of grant, are Associates. Awards may not be granted to any individual who immediately after such grant would become an owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of capital stock of SunCom. An Award may be granted on more than one occasion to the same individual.

VII.	TERMS OF RESTRICTED STOCK AWARDS
(a)	Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions"). An award may provide for immediate vesting. The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and, without limiting the generality of the foregoing, the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee; (ii) the Holder’s continued employment with or service to the Company for a certain period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)	Other Terms and Conditions. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by one or more stock certificates registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the shares of Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate(s) representing unvested shares of Common Stock (and, unless the Committee determines otherwise or as otherwise required by applicable law, distribution of dividends, if any, declared on unvested shares of Common Stock) unless and until the Restriction Period with respect to such shares shall have expired and the Forfeiture Restrictions shall have lapsed (in which case delivery of such shares and distribution of such dividends shall be made as soon as practicable and otherwise in accordance with the terms of the Plan and Award Agreement), (ii) the Company shall (or shall designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award and the underlying shares subject to the Award. At the time of grant of an Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment or service (by retirement, disability, death, or otherwise) or as a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Restricted Stock Award. Such Award Agreement may in the Committee’s discretion also include provisions relating to (among other things) (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (x) covering any applicable Associate wage or other withholding requirement, or (y) requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Award Agreement, and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.

(c)	Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by applicable law or the Committee.

(d)	Agreements. At the time any Award is made under this Section 7, the Company and the Holder shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.

(e)	Deferral of Receipt. Notwithstanding anything to the contrary in this Plan or an Award Agreement, a Holder designated on the payroll of the Company as Senior Vice President or above (an “Eligible Holder”) may elect to defer the receipt of all (or, with respect to deferrals made before May 3, 2006, all or a portion) of the shares of Common Stock (and dividends, if any, thereon) subject to a Restricted Stock Award (such shares and dividends thereon as to which receipt is deferred being referred to herein as “Deferred Shares”). The terms of deferral of any such Deferred Shares, including the terms of any elections (or subsequent elections) relating to such deferrals and the terms applicable to distribution of such Deferred Shares, shall be subject to and in accordance with the terms of the Nonqualified Plan, the terms of which are, to the extent necessary or appropriate, incorporated by reference herein. Any election to defer the receipt of shares of Common Stock may be limited as necessary to satisfy applicable employment taxes or withholding requirements under applicable law. The eventual payment of the Deferred Shares of Common Stock shall not be secured in any way and shall be a general obligation of the Company. The Committee may hold the Deferred Shares in a grantor trust established by the Company for purposes of meeting its obligations with respect to this Plan or the Nonqualified Plan. Any Deferred Shares deferred pursuant to this Section 7(e) shall be credited for the benefit of any Eligible Holder pursuant to the terms of the Nonqualified Plan. During the deferral period, the Deferred Shares of Common Stock shall not be available for issuance for purposes of Section 5 of the Plan.

(f)	Effect of Termination of Employment or Service; Forfeiture of Awards. Unless the Committee determines otherwise (and subject to any requirements imposed by Code Section 409A), if the employment or service of a Holder terminates for any reason and all or any part of an Award has not vested or been earned pursuant to the terms of the Plan and the Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination of employment or service and the Holder shall have no further rights with respect to the Award or any shares of Common Stock or other benefit related to the Award.

VIII.	ANTI-DILUTION; CHANGE OF CONTROL
(a)	Anti-Dilution. Subject to any required action by SunCom’s stockholders, upon the occurrence of any event that affects the Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include adjustments to any or all of the number and kind of shares of stock (or other securities) that may thereafter be issued in connection with such outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable.

(b)	Change of Control. In the event of a Change of Control, the Committee, in its discretion, may (subject to any requirements imposed by Code Section 409A) determine that any, all or none of the outstanding Awards shall immediately vest. The Committee, in its discretion may also determine (subject to any restrictions that may be imposed by the Committee or any restrictions imposed under Code Section 409A) that upon the occurrence of a Change of Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the purchase price per share, if applicable, of shares of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act, if applicable. If the consideration offered to stockholders of SunCom in any transaction described in this Section 8 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section 8 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.
IX.	AMENDMENT AND TERMINATION
     Unless determined otherwise by the Board, the Committee may amend the Plan and any Award (and its related Award Agreement) at any time, except as otherwise specifically provided in such Award Agreement; provided that (a) no change in any Award theretofore granted may (except as may be otherwise provided in Section 10(h)) be made that would impair the rights of the Holder of any Award under the Plan without the consent of such Holder; and (b) the Committee may not, without approval of the stockholders of SunCom, amend the Plan to (i) increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan, (ii) change the class of individuals eligible to receive Awards under the Plan, or (iii) make any other amendment to the Plan if stockholder approval is required under applicable law, rule or regulation. Subject to Section 3, the Board, in its discretion (and except as may be otherwise required under Code Section 409A) may suspend or terminate the Plan at any time.

X.	MISCELLANEOUS
(a)	No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Associate any right to an Award except as may be evidenced by a written instrument from the Company reflecting a grant by the Company of an Award and setting forth the terms and conditions thereof. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)	No Employment or Service Rights Conferred. Nothing contained in the Plan shall confer upon any Associate any right with respect to continuation of employment with or service to the Company or interfere in any way with the right of the Company to terminate his or her employment or service at any time (subject to the terms of any written employment agreement, consulting agreement or similar agreement with such Associate).

(c)	Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock or provide any other benefit until there has been compliance with such laws and regulations as the Company may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations and may establish procedures (which may, in the Committee’s discretion, include share withholding procedures) to satisfy such obligations.

(d)	Severability. Any provision of the Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

(e)	No Restriction on Corporate Action. Except as expressly set forth in Section 9, nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Associate, beneficiary, or other individual shall have any claim against the Company as a result of any such action.

(f)	Restrictions on Transfer. An Award shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, or (ii) with the consent of the Committee.

(g)	Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable general laws of the United States.

(h)	Unilateral Authority of Committee to Modify Plan and Awards: Notwithstanding the provisions of Section 9 herein, if an Award Agreement so provides, the Committee shall have unilateral authority to amend the Plan, any Award and any Award Agreement (without the consent of the Holder and without stockholder approval, unless such stockholder approval is required by applicable law, rule or regulation) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including Code Section 409A).

(i)	Compliance With Code Section 409A: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares other than Deferred Shares issuable under the Plan in a manner that would cause Code Section 409A to apply to such shares shall not be permitted unless such deferrals are in compliance with Code Section 409A. Deferrals of Deferred Shares shall be made in accordance with Section 7(e) of the Plan and the Nonqualified Plan. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee, nor its or their officers, employees, designees or agents shall be liable to any Holder or other person for actions, decisions or determinations made in good faith.
     IN WITNESS WHEREOF, this SunCom Wireless Holdings, Inc. Stock and Incentive Plan, as amended and restated effective as of May 3, 2006, is, by the authority of the Compensation Committee of the Board of Directors of SunCom, pursuant to the delegation of authority by the Board of Directors of SunCom, executed in behalf of the Company, effective as of the                      day of                                         , 2006.

SUNCOM WIRELESS HOLDINGS, INC.

By:

	Name:	Michael E. Kalogris

	Title:	Chief Executive Officer

ATTEST:

Charles H.N. Kallenbach
Secretary